CONFIDENTIAL FINAL DRAFT - FOR RELEASE ON OCTOBER 28, 2008 AT 1:00 PM PACIFIC TIME

Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 540-9222
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces Third Quarter Fiscal 2008 Results

SANTA CLARA, Calif., October 28, 2008 / — Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the third quarter of fiscal 2008, ended September 30, 2008.

Total net revenues for the third quarter of fiscal 2008 (Q3 08) were $75.2 million compared to $71.5 million reported in the third quarter of 2007 (Q3 07) and compared to $79.9 million reported in the second quarter of 2008 (Q2 08).

On a generally accepted accounting principles (GAAP) basis, net profit for Q3 08 was $5.2 million, or $0.08 per diluted share. This is compared to net profit of $9.5 million, or $0.13 per diluted share in Q3 07, and net profit of $4.0 million, or $0.06 per diluted share in Q2 08. Stock-based compensation expense included in Q3 08 net profit was $4.4 million, compared to $3.4 million in Q3 07, and $4.8 million in Q2 08.

“I am pleased with our results during these challenging times,” said Thomas M. Prescott, president and CEO of Align Technology. “We are committed to continuing investment in new products and our key strategic initiatives while lowering our overall cost structure, which will position the Company for renewed growth and profitability as the environment improves.”

Non-GAAP net profit for Q3 08 was $7.4 million, or $0.11 per diluted share. This is compared to non-GAAP net profit of $9.5 million, or $0.13 per diluted share in Q3 07, and non-GAAP net profit of $4.0 million, or $0.06 per diluted share in Q2 08.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables following the financial tables of this release.

Align Technology Inc. 881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

Q3 08 Operating Results

Key GAAP Operating Results	Q3 08	Q2 08	Q3 07
Gross Margin	75.0%	74.7%	74.6%
Operating Expense	$50.7M	$55.8M	$44.9M
Operating Margin	7.6%	4.8%	11.7%
Net Profit	$5.2M	$4.0M	$9.5M
Earnings Per Diluted Share (EPS)	$0.08	$0.06	$0.13

Key Non-GAAP Operating Results	Q3 08	Q2 08	Q3 07
Non-GAAP Operating Expense	$48.5M	$55.8M	$44.9M
Non-GAAP Net Profit	$7.4M	$4.0M	$9.5M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.11	$0.06	$0.13

Liquidity and Capital Resources

As of September 30, 2008, Align had $114.3 million in cash, cash equivalents, and short term marketable securities compared to $127.9 million as of December 31, 2007. During Q3 08, Align purchased 930,373 shares at an average price of $12.62 per share for a total of $11.7 million. There remains $10.7 million under the Company’s existing stock repurchase authorization.

Key Business Metrics

The following table highlights business metrics for Align’s third quarter of 2008. Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel:	Q3 08	Q3 08/Q2 08 % Change	Q3 08/Q3 07 % Change
U.S. Orthodontists	$22.3	(4.2)%	(0.8)%
U.S. GP Dentists	$35.2	(3.9)%	1.0%
International	$15.1	(8.0)%	31.1%
Training and Other	$2.6	(28.3)%	(1.3)%
Total Revenue	$75.2	(5.9)%	5.2%

Average Selling Price (ASP):	Q3 08	Q3 08/Q2 08 % Change	Q3 08/Q3 07 % Change
Total Worldwide Blended ASP	$1,390	0.0%	5.3%
Total Worldwide ASP excluding Invisalign Express	$1,500	0.0%	4.9%
U.S. Orthodontists Blended ASP	$1,290	0.0%	4.9%
U.S. GP Dentists Blended ASP	$1,360	1.5%	3.8%
International	$1,660	(2.4)%	5.1%

Number of Cases Shipped:	Q3 08	Q3 08/Q2 08 % Change	Q3 08/Q3 07 % Change
U.S. Orthodontists – Full Invisalign	15,000	1.1%	(1.1)%
U.S. Orthodontists – Invisalign Express	2,970	(8.6)%	(5.1)%
U.S. GP Dentists – Full Invisalign	21,070	(4.8)%	(3.7)%
U.S. GP Dentists – Invisalign Express	4,620	(7.0)%	0.4%
International– Full Invisalign	8,950	(6.0)%	25.0%
International– Invisalign Express	190	18.8%	46.2%
Total Cases Shipped	52,800	(3.8)%	1.4%

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

Number of Doctors Cases were Shipped to:	Q3 08
U.S. Orthodontists	3,730
U.S. GP Dentists	10,920
International	2,900
Total Doctors Cases were Shipped to Worldwide	17,550

Number of Doctors Trained Worldwide:	Q3 08	Cumulative
U.S. Orthodontists	90	8,600
U.S. GP Dentists	1,030	31,300
International	330	13,670
Total Doctors Trained Worldwide	1,450	53,570

Multiple Case Doctors (Cumulative as of):	Q3 08
U.S. Orthodontists	90.6%
U.S. GP Dentists	86.4%
International	77.3%

Doctors Starting Invisalign Treatment (Cumulative as of):	Q3 08
U.S. Orthodontists	7,030
U.S. GP Dentists	24,900
International	7,740
Total Doctors Starting Invisalign Treatment	39,670

Doctor Utilization Rates*:	Q3 08	Q2 08	Q3 07
U.S. Orthodontists	4.8	4.9	4.9
U.S. GP Dentists	2.4	2.5	2.6
International	3.2	3.3	3.1
Total Utilization Rate	3.0	3.1	3.2
* Utilization = # of cases/# of doctors to whom cases were shipped

Business Outlook

For the fourth quarter of fiscal 2008 (Q4 08), Align Technology expects net revenues to be in a range of $72.5 million to $76.5 million. GAAP earnings per diluted share for Q4 08 is expected to be in a range of $0.01 to $0.03. Non-GAAP earnings per diluted share for Q4 08 is expected to be in a range of $0.06 to $0.09. Stock-based stock compensation expense for Q4 08 is expected to be approximately $4.1 million.

For fiscal 2008, Align Technology expects net revenues to be in a range of $302.5 million to $306.5 million. The Company continues to expect the increase in deferred revenue for fiscal 2008 to be in the range of $5 million to $8 million primarily associated with new products, which will be recognized in future periods, bringing the Company’s total deferred revenue balance at the end of 2008 to a range of $17 million to $20 million. GAAP earnings per diluted share for fiscal 2008 is expected to be in a range of $0.22 to $0.24. Non-GAAP earnings per diluted share for fiscal 2008 is expected to be in a range of $0.31 to $0.33. Stock-based compensation expense for fiscal 2008 is expected to be approximately $17.3 million.

A more comprehensive business outlook is available following the financial tables of this release.

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

Restructuring Announcement

On October 23, 2008 Align, announced a restructuring plan to increase efficiencies across the organization and lower the Company’s overall cost structure. The restructuring plan includes a total reduction of 110 full time headcount in Santa Clara, California. As part of these actions, Align will record a restructuring charge estimated to be approximately $5 million, of which approximately $3.5 million will be realized in Q4 08 and the remainder over the first half of 2009. This is in addition to the restructuring charge that the Company announced in July 2008. For more information, please see Align's press release titled, "Align Technology Announces Restructuring Plan."

Align Web Cast and Conference Call

Align Technology will host a conference call today, October 28, 2008 at 4:30 p.m. ET, 1:30 p.m. PT, to review its third quarter fiscal 2008 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 289246 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on November 11, 2008.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP net profit, non-GAAP earnings per share, which exclude the effect of charges associated with the restructuring. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Business Outlook Summary” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” certain expenses and expenditures that may not be indicative of our operating performance including discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding, the expected amount of and timing of the charges to be incurred in connection with the restructuring and Align’s anticipated financial results and certain business metrics for the fourth quarter and full year of 2008, including anticipated revenue and deferred revenue, gross profit, gross margin, operating expense, net profit, earnings per share, percentage of revenue by channel, case shipments and average selling prices. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, failure to achieve the expected cost savings and efficiencies related to the restructuring, including a delay in the implementation of the relocation of certain customer facing organizations from Santa Clara, California to Costa Rica and greater than anticipated costs resulting from the relocation, changes in the size of the expected restructuring charge, loss of key personnel responsible for interpreting the relocation in a timely manner, failure to effectively manage the relocation resulting in decreased customer service levels, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other tings, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 26, 2008. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Net revenues	$75,173	$71,451	$229,851	$211,815

Cost of revenues	18,766	18,132	58,617	55,908

Gross profit	56,407	53,319	171,234	155,907

Operating expenses:
Sales and marketing	28,214	24,226	88,737	71,729
General and administrative	14,395	13,949	45,905	38,014
Research and development	5,918	6,749	20,214	19,117
Restructuring	2,189	-	2,189	-
Patients First Program	-	-	-	(1,796)

Total operating expenses	50,716	44,924	157,045	127,064

Profit from operations	5,691	8,395	14,189	28,843

Interest and other income, net	264	1,108	1,673	2,243

Profit before income taxes	5,955	9,503	15,862	31,086

Provision for income taxes	(798)	(43)	(1,371)	(1,030)

Net profit	$5,157	$9,460	$14,491	$30,056

Net profit per share
- basic	$0.08	$0.14	$0.21	$0.45
- diluted	$0.08	$0.13	$0.21	$0.42

Shares used in computing net profit per share
- basic	67,367	67,970	68,330	66,709
- diluted	68,704	72,230	69,906	71,058

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$79,756	$89,140
Marketable securities, short-term	34,499	38,771
Accounts receivable, net	48,872	44,850
Inventories, net	3,015	2,910
Other current assets	7,412	8,846
Total current assets	173,554	184,517

Property and equipment, net	29,568	25,320
Goodwill and intangible assets, net	8,966	11,093
Other long-term assets	4,432	1,831

Total assets	$216,520	$222,761

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,485	$9,222
Accrued liabilities	33,877	39,875
Deferred revenues	15,380	12,362
Total current liabilities	56,742	61,459

Other long term liabilities	124	148

Total liabilities	56,866	61,607

Total stockholders' equity	159,654	161,154

Total liabilities and stockholders' equity	$216,520	$222,761

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007

GAAP Operating expenses	$50,716	$55,787	$44,924
Restructuring Cost	(2,189)	-	-
Non-GAAP Operating expenses	$48,527	$55,787	$44,924

Reconciliation of GAAP to Non-GAAP Net Profit (Loss)
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007

GAAP Net profit	$5,157	$4,030	$9,460
Restructuring	2,189	-	-
Tax effect on Restructuring	85	-	-

Non-GAAP Net profit	$7,431	$4,030	$9,460

Diluted Net profit per share:
GAAP	$0.08	$0.06	$0.13
Non-GAAP	$0.11	$0.06	$0.13

Shares used in computing diluted net profit per share	68,704	69,916	72,230

Align Technology, Inc. Q3 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict. Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided. Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward Looking Information” above in this press release. This outlook excludes the effects of any stock repurchases.

Financials (including reconciliation of GAAP to non-GAAP financial measures):
(in millions, except per share amounts and percentages)

	Q4 2008				FY 2008

	GAAP	Adjustment	(a)	Non-GAAP	FY 2008	Adjustment	(a)	Non-GAAP

Net Revenue	$72.5 - $76.5			$72.5 - $76.5	$302.5 - $306.5			$302.5 - $306.5

Gross Margin	72.5% - 73.0%			72.5% - 73.0%	74.0% - 74.1%			74.0% - 74.1%

Operating Expenses	$52.1 - $53.6	$4.0	(a)	$48.1 - $49.6	$209.1 - $210.6	$6.2	(a)	$202.9 - $204.4

Net Profit %	1% - 3%	5%		6% - 8%	5% - 6%	2%		7% - 8%

Net Profit per Diluted Share	$0.01 - $0.03	$0.05 - $0.06		$0.06 - $0.09	$0.22 - $0.24	$0.09		$0.31 - $0.33

Stock Based Compensation Expense:
Cost of Revenues	$0.4			$0.4	$1.7			$1.7
Operating Expenses	$3.7			$3.7	$15.6			$15.6
Total Stock Based Compensation Expense	$4.1			$4.1	$17.3			$17.3

Increase in Deferred Revenue					$5.0 - $8.0			$5.0 - $8.0

Total Deferred Revenue Balance					$17.0 - $20.0			$17.0 - $20.0

(a) Restructuring charges

Business Metrics:
	Q4 2008	FY 2008
Case Shipments	52.5K - 55.0K	211.9K - 214.4K
Cash	$115M - $120M	$115M - $120M
DSO	~59 days	~59 days
Capex	$3.0M - $5.0M	$15.0M - $17.0M
Depreciation & Amortization	$2.0M - $3.0M	$13.0M - $14.0M
Diluted Shares Outstanding	68.1	69.4